UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2024

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allentown Parkway

Allen, Texas 75002

(Address of principal executive offices) (Zip Code)

(972) 390-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.10 par value per share	ATRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Atrion Corporation (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) on August 19, 2024, to vote on the three proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 15, 2024, and mailed to the Company’s stockholders on or about July 15, 2024 (the “Proxy Statement”). As disclosed in the Proxy Statement, as of the close of business on July 10, 2024, the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the “Record Date”), there were 1,759,954 shares of the Company’s common stock, par value $0.10 per share (“Shares”), outstanding and entitled to vote at the Special Meeting. A total of 1,504,845 Shares (representing approximately 85.5% of the Shares outstanding on the Record Date and entitled to vote at the Special Meeting) were present in person or represented by proxy at the Special Meeting, constituting a quorum for the Special Meeting.

The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

Proposal 1 – Adoption of the Merger Agreement: The stockholders of the Company adopted the Agreement and Plan of Merger, dated as of May 28, 2024 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among the Company, Nordson Corporation (“Nordson”) and Alpha Medical Merger Sub, Inc., a wholly owned subsidiary of Nordson (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, Nordson will acquire the Company via a merger of Merger Sub with and into the Company, with the separate corporate existence of Merger Sub thereupon ceasing and the Company continuing as the surviving corporation and a wholly owned subsidiary of Nordson. The voting results are set forth in the table immediately below:

For	Against	Abstain
1,471,593	28,038	5,214

Proposal 2 – Non-binding Advisory Vote on Compensation of Named Executive Officers: The stockholders of the Company approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers identified in the Proxy Statement that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The voting results are set forth in the table immediately below:

For	Against	Abstain
1,422,421	64,259	18,165

Proposal 3 - Adjournment of the Special Meeting, if necessary or appropriate: The stockholders of the Company approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. Although this proposal was approved by the stockholders of the Company, because there were sufficient votes represented at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, this proposal to approve the adjournment of the Special Meeting is moot. The voting results are set forth in the table immediately below:

For	Against	Abstain
1,341,298	150,065	13,482

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

Date: August 20, 2024	By:	/s/ David A. Battat
David A. Battat
President and Chief Executive Officer